Exhibit 99.1

GRUBHUB REPORTS THIRD QUARTER RESULTS

Record revenues of $61.9 million, year-over-year growth of 51%

Chicago, IL – October 23, 2014 – GrubHub Inc. (NYSE: GRUB), the leading online and mobile food-ordering company, today announced financial results for the quarter ended September 30, 2014.

"GrubHub delivered strong third quarter results featuring record revenues and adjusted EBITDA driven by growth in all of our key business metrics," said Matt Maloney, CEO. "Due to the strength of our brand and effectiveness of our new brand campaign, growth in active diners remained strong even as we reduced overall advertising spend sequentially in the seasonally slow third quarter.”

Third Quarter 2014 Results

The following results reflect the financial performance and key operating metrics of our business for the three months ended September 30, 2014, compared to the non-GAAP pro forma combined results of Seamless Holdings and GrubHub Holdings for the three months ended September 30, 2013, giving effect to the August 2013 merger of the two companies.

Financial Highlights

•	Revenues: $61.9 million, a 51% year-over-year increase from $41.0 million in the third quarter of 2013.

•	Non-GAAP Adjusted EBITDA: $20.4 million, a 99% year-over-year increase from $10.3 million in the third quarter of 2013.

•	Net Income: $6.5 million, a 442% year-over-year increase from $1.2 million in the third quarter of 2013.

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Our September 3rd 2014, Follow-On Offering included the sale of 1.25 million shares of our common stock at $40.25 per share, which generated $48.0 million in cash for the company (after fees and expenses).

Key Business Metrics Highlights

•	Active Diners were 4.57 million, a 50% increase from 3.05 million Active Diners in the third quarter of 2013.

•	Daily Average Grubs were 172,700, a 33% year-over-year increase from 129,800 Daily Average Grubs in the third quarter of 2013.

•	Gross Food Sales were $424 million, a 37% year-over-year increase from $309 million processed in the third quarter of 2013.

“Continued momentum from the roll-out of restaurant-driven pricing on the Seamless platform helped drive the sequential increase in both revenue and adjusted EBITDA despite the expected slowdown in activity in the third quarter,” noted Maloney. “We look forward to what should be a seasonally strong fourth quarter with increased activity and the ability to spend more on advertising efficiently.”

Third Quarter 2014 Guidance

Based on information available as of October 23, 2014, the company is providing the following financial guidance for the fourth quarter:

•	Revenue is expected to be in the range of $68.5 million to $70.5 million.

•	Adjusted EBITDA is expected to be in the range of $20 million to $22 million.

Third Quarter 2014 Financial Results Conference Call: GrubHub will webcast a conference call today at 9 a.m. CT to discuss the third quarter 2014 financial results. The webcast can be accessed on the GrubHub Investor Relations website at http://investors.grubhub.com, along with the company's earnings press release and financial tables. A replay of the webcast will be available at the same website until November 7, 2014.

About GrubHub

GrubHub Inc. (NYSE: GRUB) is the nation's leading online and mobile food ordering company dedicated to connecting hungry diners with local takeout restaurants. The company's online and mobile ordering platforms allow diners to order directly from approximately 30,000 takeout restaurants in more than 800 U.S. cities and London. Every order is supported by the company's 24/7 customer service teams.

Use of Forward Looking Statements:

This press release contains forward-looking statements regarding our management's future expectations, beliefs, intentions, goals, strategies, plans and prospects. Such statements constitute “forward-looking” statements, which are subject to the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks, uncertainties and assumptions that could cause actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by the forward-looking statements. Such risks and uncertainties include, but are not limited to, the matters set forth in the filings that we make with the Securities and Exchange Commission from time to time, including those set forth in the section entitled “Risk Factors” in our Prospectus filed on September 5, 2014 and our most recent Quarterly Report on Form 10-Q for the quarter ended June 30, 2014, which are on file with the SEC and are available on the Investor Relations section of our website at http://investors.grubhub.com/. Additional information will be set forth in our Quarterly Report on Form 10-Q that will be filed for the quarter ended September 30, 2014, which should be read in conjunction with these financial results. Please also note that forward-looking statements represent our management's beliefs and assumptions only as of the date of this press release. Except as required by law, we assume no obligation to publicly update these forward-looking statements, or to update the reasons actual results could differ materially from those anticipated in the forward-looking statements, even if new information, becomes available in the future.

Use of Non-GAAP Financial Measures

Adjusted EBITDA is a financial measure that is not calculated in accordance with accounting principles generally accepted in the United States, or GAAP.

We define Adjusted EBITDA as net income adjusted to exclude merger and restructuring costs, income taxes, depreciation and amortization and stock-based compensation expense.  We use Adjusted EBITDA as a key performance measure because we believe it facilitates operating performance comparisons from period to period by excluding potential differences primarily caused by variations in capital structures, tax positions, the impact of acquisitions and restructuring, the impact of depreciation and amortization expense on our fixed assets and the impact of stock-based compensation expense. Adjusted EBITDA is not a measurement of our financial performance under GAAP and should not be considered as an alternative to performance measures derived in accordance with GAAP.

See “Schedule of Non-GAAP Adjusted EBITDA Reconciliation - Pro Forma” below for a reconciliation of net income to Adjusted EBITDA.

Contacts: Anan Kashyap Corporate Finance & Investor Relations ir@grubhub.com	Abby Hunt Press press@grubhub.com

NON-GAAP PRO FORMA FINANCIAL INFORMATION

On August 8, 2013, GrubHub Inc. acquired all of the equity interests of each of Seamless North America, LLC, Seamless Holdings and GrubHub Holdings (the “Merger”). The following Unaudited Pro Forma Condensed Statement of Operations was derived from the unaudited historical statement of operations of Seamless Holdings (Acquirer) for the three months ended September 30, 2013 and the unaudited historical statement of operations of GrubHub Holdings (Acquiree) for the three months ended September 30, 2013, adjusted for income taxes at the Company’s historical effective tax rate.

	Three Months Ended September 30,
		ProForma Combined
	2014	2013
	(in thousands)
Revenues	$61,941	$41,035
Costs and expenses:
Sales and marketing	14,883	10,427
Operations and support	14,902	11,234
Technology (exclusive of amortization)	6,560	5,089
General and administrative	8,143	7,616
Depreciation and amortization	5,748	4,055
Total costs and expenses	50,236	38,421
Income before provision for income taxes	11,705	2,614
Provision for income taxes	5,252	1,423
Net income	$6,453	$1,191
Net income per share attributable to common stockholders:
Basic	$0.08	$0.01
Diluted	$0.08	$0.01
Weighted average shares used to compute net income per share attributable to common stockholders:
Basic	79,426	54,809
Diluted	82,771	56,949

KEY PRO FORMA OPERATING METRICS

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013 Pro Forma	2014	2013 Pro Forma
Active Diners (000s)	4,570	3,050	4,570	3,050
Daily Average Grubs	172,700	129,800	176,100	129,700
Gross Food Sales (millions)	$423.8	$309.2	$1,279.4	$915.8

GRUBHUB INC.
CONDENSED CONSOLIDATED BALANCE SHEETS - UNAUDITED
(in thousands, except share data)

	September 30, 2014
	(Unaudited)	December 31, 2013
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$212,020	$86,542
Short term investments	65,736	—
Accounts receivable, less allowances for doubtful accounts	42,690	29,304
Deferred taxes, current	3,844	3,688
Prepaid expenses	3,116	2,625
Total current assets	327,406	122,159
PROPERTY AND EQUIPMENT:
Property and equipment, net of depreciation and amortization	16,449	17,096
OTHER ASSETS:
Other assets	3,610	2,328
Goodwill	352,788	352,788
Acquired intangible assets, net of amortization	257,864	268,441
Total other assets	614,262	623,557
TOTAL ASSETS	$958,117	$762,812
LIABILITIES, REDEEMABLE COMMON STOCK AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Restaurant food liability	$91,719	$78,245
Accounts payable	2,005	3,353
Accrued payroll	4,283	1,720
Taxes payable	249	1,768
Restructuring accrual	674	176
Other accruals	8,799	7,329
Total current liabilities	107,729	92,591
LONG TERM LIABILITIES:
Deferred taxes, non-current	98,862	90,495
Other accruals	5,636	3,936
Total long term liabilities	104,498	94,431
Commitments and Contingencies
Redeemable common stock, $0.0001 par value, no shares and 1,344,236 shares outstanding as of September 30, 2014 and December 31, 2013, respectively	—	18,415
STOCKHOLDERS’ EQUITY:
Series A Convertible Preferred Stock, $0.0001 par value	—	2
Common stock, $0.0001 par value	8	5
Accumulated other comprehensive income	18	132
Additional paid-in capital	675,806	500,356
Retained earnings	70,058	56,880
Total Stockholders’ Equity	$745,890	$557,375
TOTAL LIABILITIES, REDEEMABLE COMMON STOCK AND STOCKHOLDERS’ EQUITY	$958,117	$762,812

GRUBHUB INC.
CONDENSED STATEMENTS OF OPERATIONS - UNAUDITED
(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Revenues	$61,941	$35,461	$180,560	$88,119
Costs and expenses:
Sales and marketing	14,883	8,829	47,168	24,993
Operations and support	14,902	9,303	44,743	21,278
Technology (exclusive of amortization)	6,560	4,459	17,973	9,803
General and administrative	8,143	5,884	25,087	14,596
Depreciation and amortization	5,748	3,821	16,878	7,494
Total costs and expenses	50,236	32,296	151,849	78,164
Income before provision for income taxes	11,705	3,165	28,711	9,955
Provision for income taxes	5,252	1,111	15,213	4,822
Net income	$6,453	$2,054	$13,498	$5,133
Net income per share attributable to common stockholders:
Basic	$0.08	$0.04	$0.19	$0.11
Diluted	$0.08	$0.03	$0.17	$0.10
Weighted average shares used to compute net income per share attributable to common stockholders:
Basic	79,426	45,072	70,893	35,936
Diluted	82,771	63,114	80,826	49,942

GRUBHUB INC.
CONDENSED STATEMENTS OF CASH FLOWS - UNAUDITED
(in thousands)

	Nine Months Ended September 30,
	2014	2013
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$13,498	$5,133
Adjustments to reconcile net income to net cash from operating activities:
Depreciation	3,708	2,123
Provision for doubtful accounts	232	178
Loss on disposal of fixed assets	11	—
Deferred taxes	8,211	(1,971)
Intangible asset amortization	13,170	5,371
Tenant allowance amortization	(119)	(119)
Stock-based compensation	6,981	3,024
Deferred rent	16	(87)
Change in assets and liabilities, net of the effects of business acquisitions:
Accounts receivable	(13,618)	(8,035)
Prepaid expenses and other assets	(1,773)	(1,827)
Accounts payable	(1,348)	1,262
Restaurant food liability	13,474	19,184
Accrued payroll	2,563	1,148
Other accruals	2,252	(2,784)
Net cash provided by operating activities	47,258	22,600

CASH FLOWS FROM INVESTING ACTIVITIES
Cash acquired in merger of GrubHub Holdings Inc.	—	13,266
Capitalized website and development costs	(2,396)	(1,939)
Purchases of property and equipment	(3,189)	(3,828)
Purchases of investments	(65,736)	—
Net cash provided by (used in) investing activities	(71,321)	7,499

CASH FLOWS FROM FINANCING ACTIVITIES
Net proceeds from the issuance of common stock	142,936	—
Proceeds from exercise of stock options	4,656	565
Excess tax benefit related to stock-based compensation	4,569	—
Taxes paid related to net settlements of stock-based compensation awards	(2,070)	—
Repurchases of common stock	(116)	(1,362)
Preferred stock tax distributions	(320)	(1,893)
Net cash provided by (used in) financing activities	149,655	(2,690)

Net change in cash and cash equivalents	125,592	27,409
Effect of exchange rates on cash	(114)	47
Cash and cash equivalents at beginning of year	86,542	41,161
Cash and cash equivalents at end of the period	$212,020	$68,617

SUPPLEMENTAL DISCLOSURE OF NON CASH ITEMS
Fair value of common and preferred stock issued in acquisition of GrubHub Holdings Inc.	$—	$421,485
Cash paid for income taxes	1,324	2,584

NON-GAAP ADJUSTED EBITDA RECONCILATION – PRO FORMA

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013 Pro Forma	2014	2013 Pro Forma
	(in thousands)
Net income	$6,453	$1,191	$13,498	$2,111
Income taxes	5,252	1,423	15,213	2,548
Depreciation and amortization	5,748	4,055	16,878	9,030
EBITDA	17,453	6,669	45,589	13,689
Merger and restructuring costs	670	1,701	1,162	9,131
Stock-based compensation	2,294	1,905	6,981	3,915
Adjusted EBITDA	$20,417	$10,275	$53,732	$26,735